Exhibit 4.2.1.13

RGL

Performance Share Plan

Plan Rules

Rinker Group Limited (Company)

Effective as of 1 April 2006

RGL Performance Share Plan - Plan Rules

Plan rules		3

1.	Purpose	3

2.	Definitions and interpretation	3

3.	Operation of the plan	8

4.	How the plan works	9

5.	Qualification of securities resulting from performance	10

6.	Withdrawals	11

7.	Restrictions in dealing with plan securities	12

8.	Distributions and other benefits	13

9.	Corporate control event	14

10.	Constitution of plan committee on occurrence of corporate control event	15

11.	Capital reconstruction	16

12.	Forfeiture	17

13.	Plan account	19

14.	Authorised deductions	19

15.	Voting rights	20

16.	Use of nominees	20

17.	Variation of rules	21

18.	Termination and suspension of the plan	21

19.	Connection with other plans	22

20.	Notices	22

21.	Governing law	22

22.	Administration of the plan	22

23.	General	23

Plan rules

1.                                   Purpose

1.1                              The Company is establishing the Plan to:

(a)                                provide Eligible Employees with the opportunity to share in any future growth in value of the Company;

(b)                               align the interests of Eligible Employees more closely to the interests of the Company’s shareholders;

(c)                                assist in the retention and motivation of Eligible Employees; and

(d)                               provide greater incentive for Eligible Employees to focus on the Company’s longer term goals.

1.2                              Subject to these Rules and relevant Terms of Offer it is intended that an Eligible Employee will have the opportunity under the Plan to receive Plan Securities in the Company provided that certain vesting criteria are satisfied and both the Company and the Eligible Employee have met pre-determined performance goals.

1.3                              It is the Company’s expectation that Participants will use Plan Securities acquired under the Plan to facilitate their compliance with the Company’s share ownership guidelines. For the avoidance of doubt, this Rule 1.3 is not intended to limit Participants’ legal rights to request withdrawal of Plan Securities from the Plan under these Rules.

1.4                              Non-executive directors of Group Companies are not eligible to participate in the Plan.

2.                                   Definitions and interpretation

2.1                              In these Rules, the following terms have these meanings unless the contrary intention appears:

ADRs mean American Depositary Receipts which evidence and represent a specified number of underlying shares.

ASX means the Australian Stock Exchange Limited.

Australian Plan Company means Readymix Holdings Pty Limited ACN 099 732 297 or such other person nominated by the Plan Committee as a replacement Australian Plan Company to facilitate acquisitions, disposals or forfeitures of Plan Securities in respect of Eligible Australian Employees from time to time.

Authorised Deductions means a deduction authorised by Rule 14.

Capital Reconstruction Event is defined in Rule 11.1.

Company means Rinker Group Limited ACN 003 433 118.

Corporate Control Event is defined in Rule 9.1.

Corporations Act means the Corporations Act 2001 (Cth).

Eligible Australian Employee means an Eligible Employee who is an Australian resident for taxation purposes.

Eligible Employee means any senior part-time or full-time employee or executive director of the Company or of any Participating Group Company who has been invited by the Plan Committee to participate in the Plan.

Eligible Non-Australian Employee means an Eligible Employee who is not an Eligible Australian Employee.

Forfeited Securities means Plan Securities forfeited under Rule 12.

Group Company means the Company and any body corporate which is a related body corporate of the Company under Part 1.2 Division 6 of the Corporations Act.

Listing Rules means such of the official listing rules of the ASX and NYSE as apply to the Company from time to time.

Market Value:

(a)                                in relation to shares on a particular date, means the market value of those shares calculated in accordance with subdivision F of Division 13A of Part III of the Income Tax Assessment Act 1936 (Cth) (but if section 139FA(2) applies, the market value will be calculated on a particular date by reference to prices or offers on ASX unless the Plan Committee determines to the contrary); and

(b)                               in relation to ADRs on a particular date, means the specified number of shares underlying each ADR multiplied by the Market Value of the underlying Shares on that date.

Note:                 Market Value can be converted to any currency at the exchange rate determined by the Plan Committee in accordance with Rule 22.6.

Multi-Year TSR, of a particular company for a specified period, means the average of the following TSRs for that company:

(a)                                                      the TSR from the beginning of the specified period until 31 March (or, if earlier, the end of the specified period) next following;

(b)                                                     the TSR for each period of one year thereafter, from 1 April until the 31 March next following, which is wholly within the specified period; and

(c)                                                      the TSR for any remaining period of less than one year from 1 April thereafter until the end of the specified period.

Note:                 The effect of this definition is that the Multi-Year TSR for a company for the normal Performance Period will be the average of the TSRs for the three years ended 31 March in the Performance Period.

Notice of Withdrawal of Securities means a duly completed and executed request for permission to withdraw some or all of his/her Plan Securities from the Plan submitted by a Participant to the Plan Company, in respect of Plan Securities previously notified by the Plan Company as having been allocated to that Participant. Such Notice of Withdrawal of Securities shall specify the number of Plan Securities to be withdrawn and be submitted on the form approved by the Plan Committee.

NYSE means the New York Stock Exchange, Inc.

Parcel means, subject to the relevant Terms of Offer, all the Plan Securities acquired and Registered in the name of a Participant under the Plan in accordance with Rule 4.8 as a result of one particular offer or grant.

Participant means an Eligible Employee who has accepted an offer to participate, or has been granted participation, in the Plan.

Participating Group Company means a Group Company (other than the Company) which has agreed to be bound by these Rules as required by Rule 3.2.

Peer Group, in relation to a Parcel of Plan Securities, means:

(a)                                subject to paragraph (b), the list of companies (including the Company) specified in, or accompanying, the Terms of Offer for that Parcel and selected by the Plan Committee as appropriate for the purpose of measuring the Company’s performance (Peer Group List);

(b)                               the Plan Committee may omit companies from, or add companies to, the Peer Group List if the Plan Committee, in its absolute discretion, determines that it would be appropriate, for the purpose of measuring the Company’s performance, to do so (which omission or addition will be taken to have effect at the beginning of the Performance Period for the Parcel).

Note:                 Without limitation, it may be appropriate for the Plan Committee to exercise its discretion under paragraph (b) if:

•                                                  there is a substantial change in a company’s business profile;

•                                                  a company ceases trading or becomes insolvent;

•                                                  a company is subject to a successful takeover or merges with another company;

•                                                  a company undertakes a demerger; or

•                                                  other significant events occur affecting a company’s shares or capitalisation.

Percentile Ranking, for a parcel of Plan Securities on a specified date, means:

(a)                                                      except where paragraph (b) applies, the percentile ranking of the Company’s Multi-Year TSR in relation to the Multi-Year TSRs of the Peer Group calculated by, or in accordance with recommendations from, an external consultant to the Company approved by the Plan Committee from time to time; or

(b)                                                     a percentile ranking calculated in a different way specified, at any time, by the Plan Committee in relation to that Parcel. However, the Plan Committee may only specify a different calculation of the percentile ranking under this paragraph if, in the Plan Committee’s opinion, the new calculation is an appropriate incentive to encourage, or an appropriate way to recognise, the performance of Participants and is in the best interests of the Company.

The Multi-Year TSRs for paragraph (a) are to be calculated for the period beginning at the commencement of the Performance Period for the Parcel and ending on the specified date.

Performance Period, in relation to any Parcel, means:

(a)                                unless paragraph (b) applies, the period commencing on 1 April in the calendar year in which Eligible Employees are first offered, or first notified of a proposed grant of, Plan Securities in the Parcel and ending on 31 March in the third calendar year after that year; or

(b)                               if the Plan Committee determines, in the best interests of the Company, that another period should apply in relation to Plan Securities in the Parcel either generally or in relation to specified Participants, that other period.

Note:                 Paragraph (a) has the effect that if, for example, Plan Securities are acquired in November 2004, then the Performance Period would commence on 1 April 2004 and end on 31 March 2007 (unless a determination is made under paragraph (b)).

Plan means the RGL Performance Share Plan established and operated in accordance with these Rules.

Plan Account means an account at a financial institution established and administered by a Plan Company for the purposes of Rule 13.1, which may also, if the Plan Committee agrees, be used for purposes not related to the Plan.

Plan Committee means:

(a)                                except when Rule 10 applies, all or some of the directors of the Company acting as a board as constituted from time to time, including a committee of the board as constituted from time to time whose purpose includes administering the Plan;

(b)                               when Rule 10 applies, the committee of persons referred to in Rule 10.2(a) from time to time, including any subcommittee of that committee constituted from time to time whose purpose includes administering the Plan.

Plan Company means:

(a)                                except where paragraph (c) applies, the Australian Plan Company in respect of Eligible Australian Employees;

(b)                               except where paragraph (c) applies, the US Plan Company in respect of Eligible Non-Australian Employees; and

(c)                                any other person nominated by the Plan Committee as a replacement Plan Company to facilitate acquisitions, disposals or forfeitures of Plan Securities in respect of a specified Eligible Employee or Eligible Employees from time to time.

Plan Securities means Rinker Shares or Rinker ADRs and, except in Rule 11, any other shares or ADRs which are to be held under the Plan pursuant to that Rule.

Qualification Requirements means the following requirements which must be satisfied or waived before Plan Securities to which an offer or grant relates may be withdrawn from the Plan by a Participant:

(a)                                unless otherwise specified in the relevant Terms of Offer, the requirement that a member of the Plan Committee (other than a Participant) certify in writing that the Plan Securities are qualified securities under the qualification schedule set out in the relevant Terms of Offer;

(b)                               in the case of an Eligible Non-Australian Employee, the requirement that the Eligible Non-Australian Employee has not, prior to particular Plan Securities becoming qualified securities under the qualification schedule set out in the relevant Terms of Offer (as referred to in paragraph (a)), requested (in the form and at the time permitted by the Plan Committee) a substitute benefit be given by any Participating Group Company in lieu of those Plan Securities; and

(c)                                the further performance, vesting or other requirements (if any) specified in the relevant Terms of Offer.

Qualified Securities means Plan Securities Registered in the name of a Participant and held under the Plan for which all the Qualification Requirements have been satisfied or waived.

Registered, subject to Rule 16, means:

(a)                                in the case of Rinker Shares, entered in the register of members of the Company; and

(b)                               in the case of Rinker ADRs, entered in the register of ADR holders maintained by the Company’s ADR depository.

Note:                 Rule16 applies when Plan Securities are held in the name of a nominee. If Plan Securities are held in the name of a nominee, a requirement under these Rules for the Plan Securities to be Registered in the name of a Participant will be satisfied by registering the Plan Securities in the name of the nominee and vesting beneficial ownership of the Plan Securities in the Participant.

Rights is defined in Rule 8.4.

Rinker ADRs means ADRs which evidence and represent Rinker Shares and which are listed for quotation on the NYSE.

Rinker Shares means fully paid ordinary shares in the capital of the Company which rank equally with and have the same rights as other fully paid ordinary shares in the capital of the Company and which are listed for quotation on the ASX.

Rules means the rules governing the operation of this Plan set out in this instrument, as amended from time to time.

Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.

Special Circumstance is defined in Rule 12.1.

Tax includes any tax, levy, impost, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Terms of Offer means the terms and conditions of each offer to participate, or grant of participation, made, or notified, at the time Eligible Employees are invited to participate, or given notice of a proposed grant, which are referred to in Rule 4.1.

Trading Lock means a mechanism or mechanisms approved by, and administered by or on behalf of the Company (including through its share registry) that prevents Plan Securities acquired under the Plan being disposed of by a Participant until they are withdrawn from the Plan under Rule 6 or the Plan Committee determines that ownership of the Plan Securities is to be forfeited in accordance with Rule 12.

TSR, of a particular company listed on a stock exchange for a specified period, means the total shareholder return of that company taking into account share price appreciation and dividends received over the specified period expressed as a ratio of the share price at the beginning of the specified period. The TSR will be calculated by, or in accordance with recommendations from, an external consultant to the Company approved by the Plan Committee from time to time. Unless the Plan Committee determines to the contrary in the best interests of the Company:

(a)                                in calculating the TSR in respect of an offer under the Plan prior to 1 April 2006, the opening and closing share prices of the particular company will be calculated in accordance with the Rules as in force at the time of the relevant offer.

(b)                               subject to Paragraph (a), the opening share price of the particular company for the specified period will be taken to be the average of the closing prices of that company for the 30 days commencing 15 days before the first day of the specified period on the exchange that in the Plan Committee’s opinion is the primary exchange for that company;

(c)                                subject to Paragraph (a), the closing share price of the particular company for the specified period will be taken to be the average of the closing prices of that company for the 30 days commencing 14 days before the last day of the specified period on that exchange; and

(d)                               calculations for the particular company will be made in the currency in which the shares are quoted on that exchange (and any fluctuations in the exchange rate between Australian currency or United States currency and that currency will be ignored).

Unqualified Securities means Plan Securities Registered in the name of a Participant and held under the Plan which are not Qualified Securities.

US Plan Company means Rinker Materials Corporation or such other person nominated by the Plan Committee as a replacement US Plan Company to facilitate acquisitions, disposals or forfeitures of Plan Securities in respect of Eligible Non-Australian Employees from time to time.

2.2                              In these Rules, unless the contrary intention appears:

(a)                                reference to any legislation or any provision of any legislation includes any modification or re-enactment of the legislation or any legislative provision substituted for, and all legislation and statutory instruments and regulations issued under the legislation;

(b)                               words denoting the singular include the plural and vice versa;

(c)                                words denoting a gender include the other genders;

(d)                               words denoting an individual or persons include bodies corporate and trusts and vice versa;

(e)                                headings are for convenience only and do not affect the interpretation of these Rules;

(f)                                  reference to a clause or paragraph is a reference to a clause or paragraph of these Rules, or the corresponding Rule or Rules of this Plan as amended from time to time;

(g)                               reference to any document or agreement includes reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(h)                               where any word or phrase is given a definite meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning; and

(i)                                   a reference to a person includes a reference to the person’s legal personal representatives, executors, administrators and successors, a firm or a body corporate.

3.                                   Operation of the plan

3.1                              The Plan commences on the date these Rules are approved by the Plan Committee with effect from 1 April 2004 or any later date the Plan Committee decides.

3.2                              The Plan will be operated in accordance with these Rules which bind the Company, the Plan Companies, each Participant and each Group Company (other than the Company) which has agreed with the Company to be bound by these Rules.

3.3                              Except to the extent that the Plan is administered by, or at the direction of, the Plan Committee under Rule 22, the Plan is administered by each Plan Company in relation to the Eligible Employees for which the Plan Company is responsible.

3.4                              Subject to these Rules, the Listing Rules and any law to the contrary, the Plan Companies must follow any direction given to them by the Plan Committee as to the operation of the Plan.

3.5                              All the expenses, costs and charges incurred by a Plan Company in operating the Plan (other than Authorised Deductions) must be paid:

(a)                                from the Plan Account; and

(b)                               to the extent that there are not sufficient funds in the Plan Account, by the Company or a Participating Group Company.

3.6                              Each Participant must grant an irrevocable power of attorney, in the form determined by the Plan Committee from time to time, to the Plan Company and to any other person or persons nominated by the Plan Committee, authorising the attorney:

(a)                                to acquire Plan Securities in the Participant’s name in accordance with Rule 4 (if applicable) and to execute any documents necessary to subscribe for Plan Securities on behalf of the Participant or to arrange for the transfer of Plan Securities to the Participant for the purposes of these Rules;

(b)                               to transfer Plan Securities to the Participant including after the withdrawal of those Plan Securities from the Plan in accordance with Rule 6;

(c)                                to dispose of, or otherwise deal with, any Plan Securities required to be forfeited under Rule 12;

(d)                               to dispose of, or otherwise deal with, any Plan Securities in accordance with any directions given by the Plan Committee under Rule 9.2 in the event of a Corporate Control Event;

(e)                                to sell, in the manner and at the time determined by the attorney, any Qualified Securities Registered in the name of the Participant to pay for or reimburse Authorised Deductions;

(f)                                  to agree to nominee or sub-nominee arrangements and deal with the Participant’s beneficial interest in those arrangements as contemplated in Rule 16 (if applicable);

(g)                               to deal with rights arising in respect of Plan Securities held under the Plan on the Participant’s behalf;

(h)                               to take any actions that are necessary or desirable to give effect to the treatment described in Rule 11.2 in respect of shares or ADRs resulting from a Capital Reconstruction Event;

(i)                                   to delegate its powers to any person or persons determined by the attorney from time to time; and

(j)                                   to engage in such other activities as are specified by the Plan Committee at the time of the offer or when notice of a proposed grant is given.

4.                                   How the plan works

4.1                              The Plan Committee may from time to time in its absolute discretion make an offer to participate, or give notice of a proposed grant of participation, in the Plan to any Eligible Employee. The offers or notices of proposed grants may be on whatever terms, consistent with these Rules, the Plan Committee decides. The Peer Group initially applying and full details of all applicable Qualification Requirements must be set out in the offer or notice of proposed grant.

4.2                              The Plan Committee may, at any time, in its absolute discretion waive any Qualification Requirement applicable to any Plan Securities held under this Plan in whole or in part if it forms the opinion that doing so is in the best interests of the Company.

4.3                              On and from the commencement of the Plan, the Company and any relevant Participating Group Company must pay the appropriate Plan Company contributions determined by the Plan Committee from time to time to fund the acquisition of Plan Securities consistent with the Terms of Offers to Participants.

4.4                              The Plan Companies must use each such contribution to acquire, or to fund the acquisition of, Plan Securities in the ordinary course of trading on the ASX, NYSE or from a new issue of Plan Securities referred to in Rule 8 as directed from time to time by the Plan Committee. The Plan Companies need not acquire, or fund the acquisition of, the Plan Securities promptly after acceptance of an offer, or receipt of a notice of a proposed grant , by a Participant, but must acquire, or fund the acquisition of, the Plan Securities at the time determined by the Plan Committee.

4.5                              The Terms of Offer may provide that a Participant will be compensated for any dividend payable on Plan Securities as from a specified date or a specified dividend. If so, Rule 8.7 applies.

Note:                 If Participants are entitled to compensation for dividends, they will also be entitled to compensation for returns of capital and other distributions in accordance with Rule 8.7.

4.6                              Unless the Terms of Offer provide to the contrary or the relevant Participant has agreed with the relevant Plan Company to the contrary:

(a)                                the Australian Plan Company will acquire Rinker Shares on behalf of Participants or convert Rinker ADRs into Rinker Shares to be held on behalf of Participants; and

(b)                               the US Plan Company will acquire Rinker ADRs on behalf of Participants or convert Rinker Shares into Rinker ADRs to be held on behalf of Participants.

4.7                              Any funds held by a Plan Company from time to time and not required for the purposes of Rule 4.4 are to be paid into a Plan Account.

4.8                              Plan Securities acquired under the Plan for a Participant are to be Registered in the name of the Participant(1) nominated by the Plan Committee within 14 days of the acquisition by the relevant Plan Company subject to the terms of these Rules.

4.9                              Participants cannot receive fractions of Plan Securities. Any Plan Securities remaining after the allocation of whole Plan Securities are to be treated as Forfeited Securities and any funds remaining after the acquisition of whole Plan Securities are to be treated as the proceeds of sale of Forfeited Securities.

4.10                        The relevant Plan Company must notify each Participant in writing within 90 days from the date on which Plan Securities are acquired by that Participant under the Plan.

5.                                   Qualification of securities resulting from performance

5.1                              Except as may be set out in the relevant Terms of Offer, the Percentile Ranking will be calculated as of the following days for each Parcel of Plan Securities acquired on behalf of a Participant under the Plan:

(a)                                the last day of the Performance Period for that Parcel;

(b)                               subject to Rule 5.4, the day on which any Corporate Control Event occurs but only if the Plan Committee determines (before or after the relevant Corporate Control Event occurs) that this Rule 5.1(b) should apply; and

(c)                                any other day or days on which the Plan Committee in its absolute discretion determines for a specified Participant, specified Participants or Participants generally if it forms the opinion that such a determination is in the best interests of the Company.

(1)  As noted in the definition of Registered, if Plan Securities are to be held in nominee form, the Plan Securities will be registered in the name of the nominee with only beneficial ownership vested in the Participant.

5.2                              When the Percentile Ranking is calculated for any Parcel of Plan Securities, a percentage of Plan Securities in the Parcel may become qualified securities under the qualification schedule as set out in the relevant Terms of Offer.

Note:                 The consequence of Plan Securities being qualified securities under the qualification schedule set out in the relevant Terms of Offer is only that the Plan Securities will have satisfied paragraph (a) of the definition of Qualification Requirements where a member of the Plan Committee has certified that they are so qualified. Additional requirements may have to be met before the Plan Securities satisfy the definition of Qualified Securities.

5.3                              If the Percentile Ranking is calculated more than once under Rule 5.1 for any Parcel of Plan Securities and any Plan Securities in the Parcel have previously become qualified securities under the qualification schedule set out in the relevant Terms of Offer:

(a)                                those Plan Securities will remain qualified securities to the extent previously calculated even if the Percentile Ranking is lower than previously calculated;

(b)                               those Plan Securities (whether or not withdrawn from the Plan) will comprise part (or all) of the Plan Securities in the Parcel that are qualified securities as a result of a later calculation of the Percentile Ranking; and

(c)                                if some Unqualified Securities in the Parcel have been forfeited subsequently to the Plan Securities becoming qualified securities, a corresponding proportion of the qualified securities must be disregarded in applying Rule 5.3(b) subsequently.

5.4                              If the event in Rule 9.1(e) has occurred, the Percentile Ranking will not be calculated under Rule 5.1(b) for any Participant who is a person to whom section 200C of the Corporations Act applies.

6.                                   Withdrawals

6.1                              Plan Securities acquired by a Participant will be held in the Plan, under the administrative control of a Plan Company and subject to these Rules, the Trading Lock referred to in Rule 7.2, and satisfaction or waiver of any Qualification Requirements applicable to such Plan Securities, unless and until the Plan Securities are released from the Plan under this Rule 6 or ownership of the Plan Securities has been forfeited under Rule 12.

6.2                              The Plan Company will be entitled to retain possession of any certificates or other documents evidencing title to Plan Securities while such Plan Securities are held in the Plan.

6.3                              Subject to Rule 6.5, if Plan Securities have not been forfeited under Rule 12, a Participant may submit a Notice of Withdrawal of Securities to the relevant Plan Company, which Notice is effective if and when approved by the Plan Committee.

6.4                              Where a Notice of Withdrawal of Securities has been submitted by a Participant under Rule 6.3, the Plan Company shall notify the Plan Committee and, subject to these Rules, approval for withdrawal of Plan Securities will only be given by the Plan Committee where:

(a)                                the Plan Committee has determined that approval is appropriate (having regard to, among other things, whether or not circumstances have arisen which give the Plan Committee reasonable grounds to suspect that a Participant’s right or interest in the Plan Securities would or might be forfeited under Rule 12); and

(b)                               the Plan Securities are Qualified Securities or any remaining Qualification Requirements have been waived.

6.5                              At the time Plan Securities become Qualified Securities, a Participant will be deemed to have submitted a Notice of Withdrawal of Securities to the relevant Plan Company in respect of those

Plan Securities, and approval of withdrawal of those Plan Securities will be deemed to have been given by the Plan Committee, if:

(a)                                the Participant is an Eligible Non-Australian Employee; and

(b)                               the Plan Securities have not been forfeited under Rule 12; and

(c)                                no circumstances have arisen which give the Plan Committee reasonable grounds to suspect that a Participant’s right or interest in the Plan Securities would or might be forfeited under Rule 12.

6.6                              If a Notice of Withdrawal of Securities is approved by the Plan Committee, or deemed to be approved by the Plan Committee under Rule 6.5, the Company and the Plan Company must take all reasonable steps to release those Plan Securities from the Plan, including (without limitation) procuring the removal of the Trading Lock applied to those Plan Securities and will, if requested, notify the Participant of the particular time when the Trading Lock is removed.

6.7                              If a Participant ceases to be an employee of all Group Companies (including by virtue of the employer of the Participant ceasing to be a Group Company), the Participant will be deemed to have submitted a Notice of Withdrawal of Securities in respect of all Plan Securities held on behalf of the Participant (except for any Plan Securities which are Forfeited Securities). For the avoidance of doubt, a Participant will not cease to be an employee of all Group Companies where the Participant ceases to be an employee of one Group Company and, in connection with such cessation, becomes an employee of any other Group Company.

Note:                 Plan Securities will not necessarily be withdrawn from the Plan unless the Plan Committee determines, under Rule 6.4, that approval is appropriate for particular Participants or classes of Participants.

6.8                              If a Participant owes money to any Group Company, Plan Company or nominee, the Plan Committee may decline to act on a Notice of Withdrawal of Securities submitted by the Participant (or a deemed Notice of Withdrawal) until arrangements (which are satisfactory to the Plan Committee) have been made for the payment of the money.

7.                                   Restrictions in dealing with plan securities

7.1                              A Participant may not dispose of or grant a Security Interest over any Plan Securities held under the Plan on his or her behalf without a Notice of Withdrawal of Securities having been submitted, or deemed to have been submitted in accordance with Rule 6.5, and such Notice having been approved, or deemed to have been approved under Rule 6.5, by the Plan Committee.

7.2                              Subject to the Listing Rules, a Trading Lock will be applied by the Company to all Plan Securities held in the Plan under Rule 6.1, and the relevant Plan Company may take any other steps it considers necessary or appropriate to enforce and give effect to the Qualification Requirements or the disposal restrictions under Rule 7.1. Each Participant:

(a)                                irrevocably authorises the Company to apply a Trading Lock to Plan Securities held by that Participant; and

(b)                               undertakes not to request the removal of the Trading Lock (or permit or authorise another person to do so),

while those Plan Securities are held in the Plan under Rule 6.1.

8.                                   Distributions and other benefits

8.1                              Except as set out below, a Participant is entitled to receive any dividend, return of capital or other distribution (less Authorised Deductions) made in respect of Plan Securities Registered in his or her name and held under the Plan (other than Forfeited Securities). This applies notwithstanding that the Plan Securities remain subject to the Qualification Requirements and the provisions of Rule 6.1.

Note:                 Participants may be entitled to compensation for dividends, returns of capital or other distributions paid before Plan Securities have been acquired on their behalf in accordance with Rule 8.7.

8.2                              Where any bonus Plan Securities are issued by the Company in respect of Plan Securities Registered in the name of a Participant and held under the Plan (other than Forfeited Securities):

(a)                                the bonus Plan Securities will be regarded as Qualified Securities to the extent that the bonus Plan Securities are a dividend; and

(b)                               any other bonus Plan Securities received by a Participant, except where the Plan Committee determines to the contrary, will be regarded for the purposes of the Plan as having been acquired and Registered in the name of the Participant as part of the same Parcel, and be subject to the same Qualification Requirements, as the Plan Securities to which the bonus is attributable.

8.3                              Except where the Plan Committee decides to apply Rules 8.4, 8.5 and 8.6 to a renounceable rights issue, where any renounceable rights issue is made by the Company in respect of Plan Securities Registered in the name of a Participant and held under the Plan (other than Forfeited Securities):

(a)                                the relevant Plan Company must:

(i)                                  at the time and in the manner determined by it, sell a sufficient number of rights so that the proceeds of sale equals or exceeds the exercise price of the remaining rights; and

(ii)                               exercise those remaining rights;

(b)                               any of the Plan Securities received by the Plan Company on the exercise of the rights, except where the Plan Committee determines to the contrary, will be regarded for the purposes of the Plan as having been acquired and Registered in the name of the Participant as part of the same Parcel, and, except where the Plan Committee determines to the contrary, be subject to the same Qualification Requirements, as the Plan Securities to which the rights are attributable; and

(c)                                any funds remaining after the exercise of the rights and the payment of any applicable expenses and Taxes are to be treated as the proceeds of sale of Forfeited Securities.

8.4                              Where any rights issue (other than a rights issue dealt with in Rule 8.3) is made by the Company in respect of Plan Securities Registered in the name of a Participant and held under the Plan (other than Forfeited Securities), a Participant may exercise such rights (Rights) if, and only if, the exercise price is funded by either or both of:

(a)                                a contribution paid by the Company or a Participating Group Company on behalf of a Participant for this purpose, the amount of such contribution (if any) to be determined by the Plan Committee in its absolute discretion; and/or

(b)                               a contribution paid by the Participant.

8.5                              Except where the Plan Committee determines to the contrary, to the extent that a Participant acquires Plan Securities by exercising Rights using a contribution paid by the Company or a Participating Group Company under Rule 8.4(a), the new Plan Securities acquired by the

Participant will be regarded for the purposes of the Plan as having been acquired and Registered in the name of the Participant as part of the same Parcel, and, except where the Plan Committee determines to the contrary, be subject to the same Qualification Requirements, as the Plan Securities to which the Rights are attributable.

8.6                              To the extent that Plan Securities are acquired as a result of the exercise of Rights using a contribution paid by the Participant under Rule 8.4(b) (Participant’s Contribution):

(a)                                a number of the new Plan Securities acquired equal to the amount of the Participant’s Contribution divided by the Market Value of Plan Securities on the day the Rights were exercised (rounded up) will be regarded as Qualified Securities acquired and Registered in the name of the Participant; and

(b)                               the remainder of the new Plan Securities acquired by the Participant, except where the Plan Committee decides to the contrary, will be regarded for the purposes of the Plan as having been acquired and Registered in the name of the Participant as part of the same Parcel, and, except where the Plan Committee determines to the contrary, be subject to the same Qualification Requirements, as the Plan Securities to which the Rights are attributable.

8.7                              If a date is specified for the purposes of Rule 4.5, each relevant Participant will be entitled to receive a payment or payments in compensation for all dividends, returns of capital or other distributions payable on Plan Securities which the Participant has not received, but which would have been received by the Participant if the Plan Securities offered to and accepted by, or of which notice of grant has been given to and not refused by, the Participant had been acquired and Registered in the name of the Participant as at the specified date or immediately before the record date for the specified dividend. The amount of the payment is to be calculated as determined by the Plan Committee in its absolute discretion. The calculation must have regard to the value of any Australian dividend imputation (franking) credits in the case of relevant Participants who would receive a benefit from receiving such credits.

9.                                   Corporate control event

9.1                              A corporate control event occurs where:

(a)                                an offer is made for Rinker Shares pursuant to a takeover bid under Chapter 6 of the Corporations Act; or

(b)                               the Court sanctions under Part 5.1 of the Corporations Act a compromise or arrangement relating to the Company or a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies; or

(c)                                any other merger, consolidation or amalgamation involving the Company occurs which results in the holders of the Plan Securities immediately prior to the merger, consolidation or amalgamation being entitled to 50 per cent or less of the voting shares in the body corporate resulting from the merger, consolidation or amalgamation; or

(d)                               Plan Securities held under the Plan are subject to compulsory acquisition or cancelled (on a non pro-rata basis) under any law (including as a result of a reduction of capital); or

(e)                                any Group Company or Group Companies enter into agreements to sell in aggregate a majority in value of the businesses or assets (whether or not in the form of shares in a Group Company) of all the Group Companies to a person, or a number of related companies, none of which are Group Companies; or

(f)                                  notice is duly given to members of a proposed resolution for the voluntary winding up of the Company; or

(g)                               an administrator, liquidator, provisional liquidator, receiver or receiver and manager is appointed in respect of substantially all of the assets of the Company.

9.2                              Without limitation to any other provisions of these Rules, if a Corporate Control Event occurs, the Plan Committee may, in its absolute discretion:

(a)                                waive or modify (but not add to) any or all of the Qualification Requirements in relation to all or any specified Participants;

(b)                               add to or vary any of these Rules without the need for consent or approval under Rule 17.2;

(c)                                direct the relevant Plan Company to dispose of Plan Securities held under the Plan (on behalf of all or any specified Participants) in such number and on such terms as the Plan Committee determines; or

(d)                               take any other actions, or direct the relevant Plan Company to take any other actions, as the Plan Committee determines,

provided that any actions taken under this Rule (when considered together with the terms of any other arrangement or offer made available to Participants in connection with the actions) do not, in the Plan Committee’s opinion, materially disadvantage Participants.

9.3                              Without limiting Rule 9.2(d), if the Plan Committee directs the relevant Plan Company to dispose of Plan Securities in accordance with Rule 9.2(c), the Plan Committee may, in its absolute discretion, direct the Plan Company to use the proceeds of such disposal to acquire additional Plan Securities to be held under the Plan on behalf of Participants (whether or not those Participants include the Participants whose Plan Securities were sold).

9.4                              To the extent of any inconsistency between Rule 9.2(d) and Rule 8, Rule 9.2(d) will prevail.

10.                            Constitution of plan committee on occurrence of corporate control event

10.1                        If a Corporate Control Event occurs, this Rule 10 applies, unless the committee of persons referred to in Rule 10.2(a) by majority resolution determine to the contrary.

10.2                        When this Rule 10 applies:

(a)                                all powers and discretions (including powers and discretions to make determinations, make decisions, give approvals and form opinions) vested in the Plan Committee under these Rules will be vested in, and exclusively exercisable by, a committee of persons comprising the persons who held office as directors of the Company immediately prior to the relevant Corporate Control Event;

(b)                               the Plan Committee must only act in a way which, in the reasonable opinion of that committee, causes the Plan to operate in a fair manner in respect of existing Participants under the Plan (taken as a whole) and in so acting the Plan Committee will be taken to be acting in the best interests of the Company;

(c)                                any powers or discretions (including powers and discretions to make determinations, make decisions, give approvals and form opinions) which are only exercisable by the Plan Committee after it forms the opinion (however expressed) that the exercise would be in the best interests of the Company, will be exercisable if the Plan Committee acts in accordance with Rule 10.2(b);

(d)                               the provisions of the Company’s Constitution (as in force immediately prior to the relevant Corporate Control Event) relating to committees of directors apply to the Plan Committee with any necessary changes on the basis that the Plan Committee is entitled to sub-delegate, except that no member of the Plan Committee need be a director of the Company;

(e)                                a majority of the remaining members of the Plan Committee may continue to act despite any vacancy or vacancies resulting from any resignation, or other loss of office, of any member or members of the Plan Committee, but if there are fewer than three members of the Plan Committee remaining, the majority may only act to fill some or all of those vacancies under Rule 10.2(f);

(f)                                  a majority of the remaining members of the Plan Committee may fill any vacancy resulting from any resignation, or other loss of office, of any member of the Plan Committee; and

(g)                               the Plan Committee may act, and confer benefits on any one or more members of the Plan Committee, despite any one or more members of the Plan Committee being interested in the subject matter of its deliberations.

11.                            Capital reconstruction

11.1                        A capital reconstruction event occurs where:

(a)                                Plan Securities are consolidated or subdivided; or

(b)                               shares or ADRs other than Plan Securities, in the Plan Committee’s opinion, are substituted for, or replace, Plan Securities; or

(c)                                shares or ADRs other than Plan Securities are issued to or acquired by persons holding Plan Securities in circumstances where, in the Plan Committee’s opinion, the transaction under which the shares or ADRs are issued or acquired is in substance a division of the business activities carried on by the Company and the Group Companies into two or more separate groups.

11.2                        Unless the Plan Committee determines that it is undesirable for this Rule to apply, if a Capital Reconstruction Event occurs, any resulting shares or ADRs will be held under the Plan and the Plan will apply to such shares or ADRs in a manner that is as near as possible to the way the Plan applies to Plan Securities. In this regard, any or all references to the Company in these Rules will, if the Plan Committee so determines, be taken to be references to, or to include, the issuer of any such shares or shares underlying such ADRs. The provisions of rule 17.2 do not apply to any addition to or variation of these Rules which is considered by the Plan Committee to be reasonably necessary to give effect to this Rule 11.2.

11.3                        If a Capital Reconstruction Event referred to in paragraphs (b) or (c) of Rule 11.1 occurs, in addition to any Notice of Withdrawal of Securities deemed to have been submitted under Rule 6.7, each Participant will be deemed to have submitted:

(a)                                a Notice of Withdrawal of Securities in respect of all Plan Securities held on behalf of the Participant (except for any Plan Securities which are Forfeited Securities); and

(b)                               a separate Notice of Withdrawal of Securities in respect of all shares or ADRs other than Plan Securities held on behalf of the Participant (except for any such shares or ADRs resulting from Forfeited Securities).

Note:                 Plan Securities of either type will not necessarily be withdrawn from the Plan unless the Plan Committee determines, under Rule 6.4, that approval is appropriate for particular Participants or classes of Participants.

11.4                        To the extent of any inconsistency between Rule 11.2 and Rule 8, Rule 11.2 will prevail.

12.                            Forfeiture

12.1                        Each of the following events will be a special circumstance in relation to a Participant:

(a)                                (retirement) the voluntary cessation of a Participant’s employment with the Company or a Participating Group Company in circumstances where, in the opinion of the Plan Committee, the Participant intends to no longer work on a full-time or permanent part-time basis;

(b)                               (permanent disablement) the disablement of the Participant the effect of which, in the opinion of the Plan Committee, is likely to be permanent and will stop the Participant continuing his or her current employment with a Group Company;

(c)                                (death) the death of the Participant;

(d)                               (Terms of Offer) any other circumstances in relation to specified Participants or Participants generally stated to constitute specified circumstances in the Terms of Offer of particular Plan Securities; or

(e)                                (other circumstances) any other circumstance as determined by the Plan Committee in its absolute discretion and notified to the Participant in writing or by email.

12.2                        The Plan Committee may, in its absolute discretion, decide that a Participant (and any person claiming through him or her) will forfeit any right or interest in any Unqualified Securities or other entitlements under the Plan to a Plan Company (or as otherwise directed by the Plan Committee) if:

(a)                                the Performance Period has expired for the Parcel of which the Plan Securities form part (whether or not the Plan Committee has previously become empowered to decide that the Participant will forfeit such right or interest under any other provision of this Rule 12 and whether or not the Participant is an Eligible Employee when he or she would be required to forfeit such right or interest); or

(b)                               except as otherwise provided in Rule 12.3, the Participant ceases to be an employee of all Group Companies (including by virtue of the employer of the Participant ceasing to be a Group Company or the occurrence of a Special Circumstance) at a time when the Plan Securities acquired on behalf of the Participant under the Plan are Unqualified Securities. For the avoidance of doubt, a Participant will not cease to be an employee of all Group Companies where the Participant ceases to be an employee of one Group Company and, in connection with such cessation, becomes an employee of any other Group Company.

12.3                        If a Special Circumstance in relation to a Participant occurs at least 12 months after the commencement of the Performance Period for any Parcel of which Unqualified Securities form part, the Plan Committee may, in its absolute discretion, decide that the Participant (and any person claiming through him or her) will forfeit a percentage of any right or interest in the Plan Securities or other entitlements under the Plan to the Plan Company (or as otherwise directed by the Plan Committee) proportionate to the period remaining until the expiry of the Performance Period. The Percentile Ranking will be calculated for any Plan Securities not forfeited under this Rule 12.3 in accordance with Rule 5 as if, subject to Rule 5.3(c), the relevant Parcel comprised only Plan Securities not forfeited.

12.4                        Unless otherwise determined by the Plan Committee, a Participant (and any person claiming through him or her) will forfeit any right or interest in any Plan Securities (whether Qualified Securities or Unqualified Securities) or other entitlements under the Plan to the Plan Company (or as otherwise directed by the Plan Committee) if the Participant has, in the opinion of the Plan Committee, been dismissed for a reason which entitles the Company or a Group Company to dismiss the Participant without notice, or has committed any act of fraud, defalcation or gross misconduct in relation to the affairs of the Company or any Group Company (whether or not charged with an offence).

12.5                        If the Plan Committee has formed the view, in its reasonable opinion, that any Plan Securities held by a Participant under the Plan could be forfeited under these Rules, as an alternative to the Participant forfeiting any right or interest in the Plan Securities the Plan Committee may, in its absolute discretion and despite Rule 7.1, allow a person other than a Plan Company, the Company or any Group Company (or any entity controlled by any of those persons) to acquire from the Participant for a nominal amount all right or interest the Participant may have in the relevant Plan Securities (Participant’s Interest), provided that the Participant executes any document necessary or desirable for transferring such right or interest and that person has executed any documents required by the Plan Committee. At any time after a person (Transferee) acquires the Participant’s Interest in accordance with this Rule, the Plan Committee may, in its absolute discretion, decide that the Transferee  (and any person claiming through the Transferee) will forfeit all right or interest in the Plan Securities (or other entitlements under the Plan) to which the Participant’s Interest relate and, immediately after such a decision, the relevant Plan Securities are, and must be treated as, Forfeited Securities.

12.6                        By notice in writing, the Plan Committee may require the relevant Plan Company:

(a)                                to re-allocate any Forfeited Securities to one or more Eligible Employees as determined by the Plan Committee, subject to any conditions specified by the Plan Committee, within 60 days of the Forfeited Securities being transferred to a Plan Company; or

(b)                               in the case of the US Plan Company, to transfer any Forfeited Securities to Merrill Lynch Trust Company, FSB or such other person appointed to act as trustee under the Trust Agreement No. 2 dated 16 November 2004 (as amended) for the Rinker Materials Corporation Supplemental Executive Profit Sharing 401(k) Plan, within 60 days of the Forfeited Securities being transferred to the US Plan Company (or to any nominee for that trustee); or

(c)

(i)                                  to sell any Forfeited Securities on a financial market operated by ASX or NYSE within 60 days of the Forfeited Securities being transferred to a Plan Company; and

(ii)                               to apply part or all of the proceeds of sale of any Forfeited Securities to satisfy any expenses (including Taxes) incurred in connection with the Plan or to reimburse the Plan Company for any such expenses paid by it; and

(iii)                            to deposit the proceeds of sale (after deducting any amounts referred to in Rule 12.6(c)(ii)) of any Forfeited Securities in a Plan Account in accordance with Rule 13.1.

12.7                        A Plan Company:

(a)                                subject to paragraph (b), must hold Forfeited Securities until it receives a notice from the Plan Committee under Rule 12.6; and

(b)                               regardless of whether or not it has received a notice from the Plan Committee under Rule 12.6, promptly sell on a financial market operated by ASX or NYSE any Forfeited

Securities still held by it after 55 days to ensure that Forfeited Securities are disposed of within 60 days.

12.8                        Unless it is permitted to do so by the Corporations Act, a Plan Company must not transfer the Forfeited Securities to the Company or any Group Company (other than another Plan Company).

13.                            Plan account

13.1                        There will be paid into a Plan Account:

(a)                                the proceeds of sale of any Forfeited Securities under Rule 12.6(c)(iii);

(b)                               any income (including any dividend, bonus issue or other benefit) received in connection with any Forfeited Securities held by a Plan Company;

(c)                                the proceeds of any investment of the moneys held in a Plan Account, in accordance with Rule 13.4; and

(d)                               any amounts payable to a Plan Account under Rule 4.7 or 18.3.

13.2                        A Plan Company is authorised to pay from a Plan Account:

(a)                                all outgoings and expenses the Plan Company properly incurs in buying, selling and otherwise dealing with Plan Securities for Participants under the Plan;

(b)                               if and to the extent authorised by any agreement between the Plan Company and the Company or any Participating Group Company, any Tax properly payable by or imposed upon the Plan Company in connection with performing its functions under these Rules (except for any Tax payable by the Plan Company in respect of any fees payable to the Plan Company under any such agreement);

(c)                                any other amounts that the Plan Committee authorises from time to time; and

(d)                               amounts paid or applied under Rule 13.3.

13.3                        Any balance in a Plan Account from time to time will either be:

(a)                                paid by a Plan Company to the Company or a Participating Group Company (or as otherwise directed by the Plan Committee); or

(b)                               applied by a Plan Company to fund the acquisition of Plan Securities for Participants in accordance with Rule 4.4, as though the relevant amount were a contribution made under Rule 4.3, as and when directed by the Plan Committee.

13.4                        Pending dealing with any amount in a Plan Account under Rule 13.3, the Plan Company may invest the amount in short term deposits or otherwise apply the amount for the purposes of the Plan.

14.                            Authorised deductions

14.1                        If a Plan Company, Group Company or nominee (Relevant Person):

(a)                                incurs any brokerage, commissions or similar fees in buying, selling or otherwise dealing with Plan Securities for Participants (other than the initial acquisition of Plan Securities on behalf of a Participant and the Registration of those Plan Securities in the name of the Participant under Rule 4); or

(b)                               reasonably considers that any Tax is or will be payable by it in connection with the operation of the Plan,

then any such amounts referable to a Participant:

(c)                                may be deducted by the Plan Company from any contributions made in respect of the Participant and paid to the Relevant Person,

and, to the extent that amounts referred to in Rules 14.1(a) and 14.1(b) are not recovered under Rule 14.1(c), they:

(d)                               may be deducted from the proceeds of the sale of any Qualified Securities which the Plan Company (or other agent or attorney) sells under any authority or instruction given by the Participant (including a power of attorney granted in accordance with Rule 3.6) and paid to the Relevant Person; and

(e)                                constitute money owed by the Participant to the Relevant Person for the purposes of Rules 6.8.

15.                            Voting rights

15.1                        Subject to the Listing Rules and the terms of issue of relevant Plan Securities, a Participant may, from the time that Plan Securities are acquired on behalf of the Participant and Registered in the name of the Participant under Rule 4.8, either:

(a)                                exercise any voting rights attaching to Rinker Securities held in the Plan and Registered in his or her name, or may appoint a proxy to represent or vote for him or her, at any meeting of the members of the Company; or

(b)                               direct any nominee holding Plan Securities on the Participant’s behalf as to how any voting rights attaching to the Plan Securities are to be exercised.

Note:                 Participants will not be able to exercise voting rights until Plan Securities are acquired in accordance with Rule 4.4.

15.2                        Voting rights attaching to Plan Securities acquired under the Plan may not otherwise be exercised by any Group Company or Plan Company.

16.                            Use of nominees

16.1                        Subject to any restrictions imposed by the Plan Committee from time to time in relation to specified Participants or Participants generally, Plan Securities to be:

(a)                                registered in the name of a Participant under the Plan; or

(b)                               acquired, forfeited, disposed of or otherwise dealt with under the Plan,

may be:

(c)                                registered in the name of a nominee or nominees with beneficial ownership of the Plan Securities vested in the Participant (whether directly or via a sub-nominee arrangement or arrangements); and

(d)                               acquired, forfeited, disposed of or otherwise dealt with under the Plan by way of the Participant’s beneficial interest under the nominee (or sub-nominee) arrangement.

16.2                        The Plan Committee may from time to time determine the terms of any nominee or sub-nominee arrangement applying to any Participant, class of Participants or Participants generally.

16.3                        The Plan Committee may from time to time specify how these Rules are to apply in relation to Plan Securities registered, or to be registered, in the name of a nominee or held, or to be held, via a sub-nominee arrangement.

16.4                        These Rules, and all references to Plan Securities being Registered in the name of Participants, are to be interpreted accordingly. Each Participant acknowledges and agrees that each Plan Company and the Plan Committee may fulfil their obligations and exercise their powers and discretions under the Plan as authorised by this Rule 16.

17.                            Variation of rules

17.1                        The Plan Committee may add to or vary any of these Rules, or waive or vary the application of any of these Rules in relation to any Participant, at any time by resolution of the Plan Committee.

17.2                        If all additions or variations proposed at any one time under Rule 17.1 (when considered together with the terms of any other arrangement or offer made available to Participants) would, in the Plan Committee’s reasonable opinion, materially disadvantage Participants in respect of Plan Securities held under the Plan, the Plan Committee must obtain:

(a)                                the written consent of three-quarters of the Participants affected by such addition or variation; or

(b)                               the approval of a majority consisting of three-quarters of those who vote of the Participants affected by such addition or variation at a meeting or by ballot (postal or otherwise) conducted in accordance with procedures approved by the Plan Committee.

17.3                        In addition to its powers under Rule 17.1, the Plan Committee, acting reasonably, may add to or vary any of these Rules, or waive or vary the application of any of these Rules without the consent or approval of any Participant so that offers or grants to Eligible Employees, and Plan Securities held under the Plan, are eligible for any taxation concessions available to employee share plans that are similar to the taxation concessions available under the Plan at the time the Plan commences, if:

(a)                                the provisions of Division 13A of Part III of the Income Tax Assessment Act 1936 (Cth) are amended, or repealed and replaced with new legislation (whether such new legislation is located in the Income Tax Assessment Act 1936 (Cth), Income Tax Assessment Act 1997 (Cth) or in any other Act); and

(b)                               as a result, offers or grants to Eligible Employees, or Plan Securities held under the Plan, are not eligible for all the taxation concessions that were available under the Plan at the time the Plan commenced.

18.                            Termination and suspension of the plan

18.1                        The operation of the Plan may be terminated or suspended at any time by resolution of the Plan Committee.

18.2                        Where the Plan is terminated or suspended, each Participant who holds Plan Securities subject to the Plan is deemed to have submitted a Notice of Withdrawal of Securities in respect of all of the Participant’s Plan Securities. Notwithstanding Rules 6.4 and 6.5, but subject to Rules 7 and 12, the Plan Committee may decide to permit Plan Securities then held by a Participant under the Plan which are Unqualified Securities to be withdrawn from the Plan or give directions as to how such

Plan Securities are to be dealt with, and must give such other directions to the Plan Companies regarding the operation of the Plan as the Plan Companies may request.

18.3                        Upon termination of the Plan, any Plan Securities remaining in the Plan after determinations under Rules 18.2 must be forfeited and sold and the proceeds paid into a Plan Account.

19.                            Connection with other plans

Participation in the Plan does not affect, and is not affected by, participation in any other incentive or other scheme operated by the Company unless the terms of that other scheme provide otherwise.

20.                            Notices

Any notice or direction given under these Rules is validly given if it is:

(a)                                handed to the person concerned; or

(b)                               sent by ordinary prepaid post to the person’s last known address; or

(c)                                sent by electronic means to the person’s last known electronic address; or

(d)                               given in such manner as the Plan Committee from time to time determines.

21.                            Governing law

This Plan and the rights of the Participants under the terms and conditions of the Plan shall be governed by the laws of the State of New South Wales, Australia.

22.                            Administration of the plan

22.1                        The Plan will be administered by the Plan Committee in accordance with these Rules. The Plan Committee may make regulations for the operation of the Plan which are consistent with these Rules.

22.2                        Where the Rules provide for a determination, decision, approval or opinion of the Plan Committee, such determination, decision, approval or opinion of the Plan Committee shall be in its absolute discretion.

22.3                        Any power or discretion which is conferred on the Plan Committee by these Rules may be exercised by the Plan Committee in the interests or for the benefit of the Company, and the Plan Committee is not, in exercising any such power or discretion under any fiduciary or other obligation to any other person.

22.4                        Where the Rules refer to an opinion or state of mind (however expressed) of a group of persons, including the Plan Committee, the group of persons will be taken to have that opinion or state of mind if persons constituting a majority of the group each have that opinion or state of mind.

22.5                        The determination, decision, approval or opinion of the Plan Committee as to the interpretation, effect or application of these Rules will be final.

22.6                        If, at any time, it is convenient to convert currencies, including Australian currency to United States currency and United States currency to Australian currency, the Plan Committee may determine the exchange rates which are to apply for the purposes of the Plan.

22.7                        The Plan Committee or the Company may take and rely upon independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules. Where the Plan Committee or the Company does take and rely upon advice, the Plan Committee, each member of the Plan Committee and the Company are not liable to either Plan Committee or any Participant for any loss suffered or incurred as a result of such reliance.

22.8                        Any Plan Company may take and rely upon independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules. Where a Plan Company does take and rely upon advice, the Plan Company is not liable to the Plan Committee, the Company, the other Plan Company or any Participant for any loss suffered or incurred as a result of such reliance.

22.9                        The Plan Committee or the Company may delegate any functions and powers under these Rules to any person or persons in its absolute discretion. In particular, the Plan Committee or the Company may appoint, and delegate the responsibilities of administration of the Plan to, a specialist administration service provider or providers. The Plan Companies must each give effect to any such appointment.

23.                            General

23.1                        The entitlement of the Participants and these Rules are subject to the Company’s Constitution, the Listing Rules and the Corporations Act.

23.2                        Notwithstanding any Rule, Plan Securities may not be issued, assigned or dealt with under the Plan if to do so would contravene the Corporations Act, the Listing Rules or any other applicable laws.